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                                                                  EXHIBIT 23(b)






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated June 19, 2000 (and to all references to our Firm) included in GTE Corporation's Form 11-Ks for the GTE Savings Plan and the GTE Hourly Savings Plan for the year ended December 31, 1999 as filed with the Securities and Exchange Commission (File No. 1-2755) and incorporated by reference in this Post Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-76171) of Bell Atlantic Corporation d/b/a Verizon Communications.


Dallas, Texas                                   /s/ Arthur Andersen LLP
June 30, 2000